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                                                                    Exhibit 10.2



                                                       Grant No.________________


                       SPORTSNUTS.COM INTERNATIONAL, INC.

                               STOCK OPTION GRANT




OPTIONEE:________________________________________________________

ADDRESS:_________________________________________________________

GRANT DATE:______________________________________________________

EXERCISE PRICE:   $ ________ per share

NUMBER OF OPTION SHARES: _________________________________ shares

EXPIRATION DATE:_________________________________________________

TYPE OF OPTION: _____ Incentive Option _____ Non-Statutory Option

ISSUED UNDER SEC RULE 701:  ________ Yes  __________ No

EXERCISE SCHEDULE: Subject to the terms contained herein, the Option shall be exercisable, in full or in part, at any time prior to the Expiration Date.

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           This Stock Option Grant is made, as of the Grant Date set forth above, by and between SPORTSNUTS.COM INTERNATIONAL, INC., a Delaware corporation (the "Corporation") and the Optionee named above. This Stock Option Grant includes the terms of the Stock Option Exercise Notice and Purchase Agreement attached hereto as Exhibit A, and is subject to the terms of the Corporation's 1999 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit B. All capitalized terms not defined herein shall have the meaning set forth in the Appendix to the Plan.

           1. GRANT OF OPTION. The Corporation hereby grants to Optionee named above, as of the Grant Date, an option to purchase up to the total number of Option Shares specified above. The Option Shares shall be purchasable from time to time during the option term specified in paragraph 2 below at the Exercise Price.

           2. OPTION TERM. The option term shall be measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date specified above, unless sooner terminated in accordance with paragraph 5 below.

           3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable, in whole or in part, by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option above, then this option may also, in connection with Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family (spouse or children) or to a trust established exclusively for the benefit of one or more such immediate family members. Optionee shall give written notice of any such assignment during Optionee's lifetime to the Corporation within 20 days of assignment. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

           4. EXERCISABILITY. This option shall become exercisable for the Option Shares in one or more installments provided in the Exercise Schedule above. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under paragraph 5 below.

           5. CESSATION OF SERVICE. The option term specified in paragraph 2 above shall terminate, and this option shall cease to be outstanding prior to the Expiration Date, upon Optionee's ceasing to be in the Service of the Corporation. In such event, the following provisions shall apply:

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                  a. Should Optionee cease to remain in Service for any reason
(other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option as to vested Option Shares.

                  b. Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate (or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution) shall have a period of twelve (12) months (commencing with the date of such cessation of service) during which to exercise this option as to vested Option Shares.

                  c. Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option as to vested Option Shares.

                  d. Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

                  e. During the limited post-Service exercise period, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of such limited post-Service exercise period or upon the Expiration Date (if earlier), this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. In no event shall this option be exercisable at any time after the Expiration Date. To the extent this option is not otherwise exercisable for vested Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

           6. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option, and (ii) the Exercise Price, in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

           7. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price, and become a holder of record of the Purchased Shares.

           8. MANNER OF EXERCISING OPTIONS

                  a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising this option) must take the following actions:

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                  (1) Execute and deliver to the Corporation a Stock Option
Exercise Notice and Purchase Agreement (Exhibit A) for the Option Shares for which the option is exercised.

                  (2) Pay the aggregate Exercise Price for the Purchased Shares in one or more of the following forms:

                  (a)  Cash or check made payable to the Corporation; or

                  (b) A promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with paragraph 13.

                  Upon prior written approval of the Plan Administrator, the Exercise Price may also be paid as follows:

                  (c) In shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                  (d) Through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (1) to a Corporation-designated brokerage firm to effect the immediate sale of the Purchased Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the Purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) to the Corporation to deliver the certificates for the Purchased Shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Stock Option Exercise Notice and Purchase Agreement delivered to the Corporation in connection with the option exercise.

                  (3) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                  (4) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

                  (5) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

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                  b. As soon as practical after the Exercise Date, the
Corporation shall issue to, or, on behalf of Optionee (or any other person or persons exercising this option), a share certificate for the Purchased Shares, with the appropriate legends affixed thereto.

                  c. In no event may this option be exercised for any fractional shares.

           9. ESCROW. As security for the faithful performance of this Agreement, Optionee agrees, immediately upon receipt of the certificates evidencing the Purchased Shares, to deliver such certificates, together with a Stock Power in the form attached to Exhibit A hereto, executed by Optionee (with the date and number of Shares left blank), to the Secretary of the Corporation or its designee ("Escrow Holder"), who is hereby appointed to hold such certificates and Stock Power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Optionee and the Corporation agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice, or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated herein. The Shares shall be released from escrow when all the Corporation's Repurchase Rights, First Refusal Right, and Market Standoff Right as set forth in Exhibit A hereto.

           10.    COMPLIANCE WITH LAWS AND REGULATIONS

                  a. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or NASDAQ, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  b. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

           11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in paragraph 3 above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate.

           12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Stock Option Grant. All

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notices shall be deemed effective upon personal delivery or upon deposit in the
U.S. mail, postage prepaid and properly addressed to the party to be notified.

           13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchase Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

           14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan and the Stock Option Exercise Notice and Purchase Agreement. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

           15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Utah without resort to its conflict-of-laws rules.

           16. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option above, the following terms and conditions shall also apply to the grant:

                  a. This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (1) more than three (3) months after the date Optionee ceases to be an Employee or in the Service of the Corporation for any reason other than death or Permanent Disability or (2) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of death or Permanent Disability.

                  b. No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                  c. Should the Board elect to accelerate the exercisability of this option upon a Corporate Transaction, then this option shall qualify as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs


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does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

                  d. Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                  e. The grant of this option is subject to approval of the Plan by Corporation's stockholders within twelve (12) months after the adoption of the Plan by the Board. In the event that such stockholder approval is not obtained, then this option shall not qualify as an Incentive Option.

                  f. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall cease to qualify as an Incentive Option unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

                  g. If Optionee is a 10% Stockholder, then the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Grant Date, and the option term shall not exceed five (5) years measured from the Grant Date.

                  h. Shares purchased pursuant to this option shall cease to qualify for favorable tax treatment as Incentive Option shares if and to the extent Optionee disposes of such shares within two (2) years from the Grant Date or within one (1) year of Optionee's purchase of said shares.

                  i. Optionee acknowledges that the rules regarding Incentive Options as contained in the Internal Revenue Code are subject to amendment in the future. Optionee should consult his or her tax advisor prior to taking any action with respect to this option or the shares purchased hereunder.

           IN WITNESS WHEREOF, this Agreement is executed as of the Grant Date first noted above.

                                               SPORTSNUTS.COM INTERNATIONAL,
                                               INC.

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                                               By: _____________________________
                                               Its:_____________________________



                                 ACKNOWLEDGMENT

           Optionee understands and agrees that the option is granted subject to and in accordance with the terms of the Corporation's 1999 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the option as set forth in this Agreement. Optionee understands that any Option Shares purchased under the option shall be subject to the terms set forth in the Stock Option Exercise Notice and Purchase Agreement attached hereto as Exhibit A.

           Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B, and represents that Optionee has read and understands the Plan, and accepts this option subject to all terms and provisions of the Plan and the Plan documents. Optionee hereby agrees to accept as binding, conclusive and final, all decisions and interpretations of the Board of Directors upon any questions arising under the Plan. Optionee acknowledges that there may be adverse tax consequences upon exercise of this option and/or upon disposition of the Purchased Shares, and that Optionee should consult a tax advisor prior to such exercise or disposition.


                                               OPTIONEE


                                               _________________________________

                                               OPTIONEE

                                               _________________________________

                                               DATE

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                                    EXHIBIT A

               STOCK OPTION EXERCISE NOTICE AND PURCHASE AGREEMENT

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                                    EXHIBIT B

                             1999 STOCK OPTION PLAN